[Exhibit 23.2]

          CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1990 Stock Option Plan, Employee Stock Purchase Plan, and the NeXT Software, Inc. 1990 Stock Option Plan of Apple Computer, Inc. of our report dated October 14, 1996, with respect to the consolidated financial statements and schedule of Apple Computer, Inc. included and/or incorporated by reference in its Annual Report (Form 10-K) for the year ended September 27, 1996.

						/s/ Ernst & Young LLP
						ERNST & YOUNG LLP

San Jose, California
March 17, 1997